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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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201 Mission Street, Suite 2375, San Francisco, CA 94105
Tel: 415.371.8300    •    Fax: 415.371.8311
https://jaguar.health

June [    ], 2020

Dear Stockholder:

        You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Jaguar Health, Inc. (the "Company") to be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Tuesday, July 21, 2020, at 8:30 a.m., local time.

        At the Special Meeting you will be asked to (i) approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding common stock upon the exercise of our Series 3 Warrants pursuant to the alternate cashless exercise feature set forth therein, with the right for such potential exercise to occur less than six months following the issuance date of the Series 3 Warrants, (ii) approve an amendment to the Company's 2014 Stock Incentive Plan (the "2014 Plan") to increase the number of shares of common stock authorized for issuance under the 2014 Plan by 234,200 shares, and (iii) approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of Common Stock to 130,000,000 shares.

        It is important that your shares be represented and voted whether or not you plan to attend the Special Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card or voting instruction form. Voting over the Internet, by telephone or by mail will ensure your shares are represented at the Special Meeting. If you do attend the Special Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.

Sincerely,

Lisa A. Conte Chief Executive Officer & President

JAGUAR HEALTH, INC.
201 Mission Street
Suite 2375
San Francisco, CA 94105

NOTICE OF 2020 SPECIAL MEETING OF STOCKHOLDERS
To Be Held July 21, 2020

        NOTICE HEREBY IS GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Jaguar Health, Inc. (the "Company") will be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Tuesday, July 21, 2020, at 8:30 a.m., local time, for the following purposes:

          1.     Approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding common stock upon the exercise of our Series 3 Warrants pursuant to the alternate cashless exercise feature set forth therein, with the right for such potential exercise to occur less than six months following the issuance date of the Series 3 Warrants (Proposal 1);

          2.     Approve an amendment to the Company's 2014 Stock Incentive Plan (the "2014 Plan") to increase the number of shares of common stock authorized for issuance under the 2014 Plan by 234,200 shares (Proposal 2); and

          3.     Approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "COI"), to decrease the number of authorized shares of Common Stock to 130,000,000 shares (Proposal 3).

          4.     Such other business as properly may come before the Special Meeting or any adjournment or postponement thereof.

        The board of directors is not aware of any other business to be presented to a vote of the stockholders at the Special Meeting. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on June 12, 2020 are entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors.

Lisa A. Conte Chief Executive Officer & President

San Francisco, California
June [    ], 2020

        Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on June 12, 2020 are entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement thereof. If you have questions concerning the proposals in the Proxy Statement, would like additional copies of the Proxy Statement or need help in voting your shares of Common Stock, please contact our proxy solicitor Georgeson LLC at 866-821-0284.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 21, 2020. The proxy materials are available at https://jaguarhealth.gcs-web.com/financial-information/annual-reports

        PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD OR VOTING INSTRUCTION FORM BY MAIL. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE (AS DESCRIBED BELOW).

JAGUAR HEALTH, INC.
201 Mission Street
Suite 2375
San Francisco, CA 94105

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

FOR A SPECIAL MEETING OF STOCKHOLDERS
To Be Held On July 21, 2020

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

        We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our board of directors to be voted at a Special Meeting of Stockholders (the "Special Meeting") and at any adjournment or postponement thereof. The Special Meeting will be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Tuesday, July 21, 2020, at 8:30 a.m., local time.

        When used in this Proxy Statement, the terms the "Company," "we," "us," "our" and "Jaguar" refer to Jaguar Health, Inc.

        The Securities and Exchange Commission ("SEC") rules require us to deliver our proxy materials by mail to all of our stockholders of record as of June 12, 2020 (the "Record Date"). Our proxy materials include the Notice of Special Meeting of Stockholders, this Proxy Statement, the form of proxy card or voting instruction form, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed on April 3, 2020 (the "Annual Report"), and our Quarterly Report on Form 10-Q for the fiscal quarter ended March, 31, 2020, which was filed on May 15, 2020 (the "Q1 Quarterly Report"), and we will mail these proxy materials to stockholders entitled to vote at the meeting on or about June [            ], 2020. Pursuant to rules adopted by the SEC, the Company is also providing access to its proxy materials over the Internet. All stockholders will have the ability to access the proxy materials at https://jaguarhealth.gcs-web.com/financial-information/annual-reports.

        The date on which the Notice of the Special Meeting of Stockholders, this Proxy Statement, the form of proxy card or voting instruction form, the Annual Report and the Quarterly Report are first being sent or given to stockholders is on or about June [            ], 2020.

GENERAL INFORMATION ABOUT VOTING

Record Date

        As of June 12, 2020, the record date for the Special Meeting (the "Record Date"), 32,160,481 shares of our voting common stock, par value $0.0001 per share (the "Common Stock"), 40,301,237 shares of our non-voting common stock (38,382 shares of Common Stock on an as converted basis), 5,524,926 shares of our Series A Convertible Participating Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock") (473,565 of Common Stock on an as converted basis), and 7,534 shares of our Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the "Series B-2 Preferred Stock") (1,431,460 of Common Stock on an as converted basis), were issued and outstanding. Only holders of record of our Common Stock and our Series A Preferred Stock as of the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA 94105 for a period of ten (10) days prior to the Special Meeting. The list of stockholders will also be available for such examination at the Special Meeting. The use of the capitalized term "Common Stock" in this Proxy Statement and related materials refers only to the Company's voting common stock and does not include the Company's convertible non-voting common stock.

Voting, Quorum and Revocability of Proxies

        Each share of Common Stock entitles the holder of record thereof to one vote. Each share of Series A Preferred Stock entitles the holder of record thereof to 0.0857 votes (on an as converted to Common Stock basis, calculated assuming that the conversion price for the Series A Preferred Stock is $19.425 (subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization)) as provided in the Certificate of Designation of the Series A Convertible Participating Preferred Stock (as amended, the "Certificate of Designation")). No other securities are entitled to be voted at the Special Meeting. Each stockholder holding Common Stock or Series A Preferred Stock may vote in person or by proxy on all matters that properly come before the Special Meeting and any adjournment or postponement thereof (except as otherwise described below). Pursuant to the Nasdaq Listing Rules, holders of the 9,077,102 shares of our Common Stock issued upon exercise of the Series 1 Warrants, Series 2 Warrants and Bridge Warrants in the Warrant Exercise Transaction (as described below) are not entitled to vote such shares on Proposal 1 and are not counted in determining votes cast for purposes of Proposal 1.

        Stockholders have no right to cumulative voting as to any matter, including the election of directors.

        The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock and Series A Preferred Stock (on an as converted to Common Stock basis subject to the Nasdaq Voting Limitations) outstanding on the Record Date will constitute a quorum for purposes of voting at the Special Meeting. Properly executed proxies marked "ABSTAIN" or "WITHHOLD AUTHORITY," as well as broker non-votes, will be counted as "present" for purposes of determining the existence of a quorum. If a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained.

        Our board of directors is soliciting proxies for use in connection with the Special Meeting and any postponement or adjournment thereof. If you vote your shares via the Internet or by telephone or execute and return the proxy card or voting instruction form accompanying this Proxy Statement, your shares will be voted as you direct on all matters properly coming before the Special Meeting for a vote. For Proposals 1, 2 and 3, you may vote "FOR, "AGAINST" or "ABSTAIN."

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (the "Transfer Agent"), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to the Company or to vote your shares in person at the Special Meeting. If you hold your shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Special Meeting provided that you present a valid legal proxy from the record holder (i.e., bank, broker, trustee or other nominee) to you.

        Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy as described in the proxy card or voting instruction form, so that your vote will be counted if you later decide not to attend the Special Meeting. Submitting your proxy now will not prevent you from voting your shares in person by written ballot at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

        You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Special Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy and delivering it to the Secretary of the Company at or before the Special Meeting or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Special Meeting to: Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA 94105, Attention: Jonathan S. Wolin. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.

        The shares represented by all valid proxies received will be voted in the manner specified. Where specific choices are not indicated on a validly executed and delivered proxy, the shares represented by such proxy will be voted: (i) "FOR" the approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance of more than 19.99% of our outstanding Common Stock upon the exercise of our Series 3 Warrants pursuant to the alternate cashless exercise feature set forth therein, with the right for such potential exercise to occur less than six months following the issuance date of the Series 3 Warrants; provided, however, that if a stockholder has shares of Common Stock that are not entitled to vote on Proposal 1, any shares that are entitled to vote on Proposal 1 will be voted in the manner specified on such stockholder's proxy on Proposal 1, and any shares that are not entitled to vote on Proposal 1 will be voted "ABSTAIN" on Proposal 1; provided, further, that if a stockholder has shares of Common Stock that are not entitled to vote on Proposal 1 and such stockholder does not specify on the proxy how such stockholder's shares are to be voted on Proposal 1, any shares that are entitled to vote on Proposal 1 will be voted in favor of Proposal 1 and any shares that are not entitled to vote on Proposal 1 will be voted "ABSTAIN" on Proposal 1; (ii) "FOR" the approval of an amendment to the Company's 2014 Stock Incentive Plan (the "2014 Plan") to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 234,200 shares; and (iii) "FOR" the approval of an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "COI"), to decrease the number of authorized shares of Common Stock to 130,000,000 shares.

        We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. We have retained Georgeson LLC to solicit proxies for a base fee of $6,500 plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

Broker Voting

        Brokers holding shares of record in "street name" for a client have the discretionary authority to vote on some matters (routine matters) if they do not receive instructions from the client regarding how the client wants the shares voted at least 10 days before the date of the meeting; provided the proxy materials are transmitted to the client at least 15 days before the meeting. There are also some matters with respect to which brokers do not have discretionary authority to vote (non-routine matters) if they do not receive timely instructions from the client. When a broker does not have discretion to vote on a particular matter and the client has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Special Meeting for purposes of determining a quorum, but will be treated as not entitled to vote with respect to non-routine matters.

        The proposal to approve an amendment to the COI to decrease the number of authorized shares of Common Stock to 130,000,000 shares (Proposal 3) is considered a routine matter and brokers will be permitted to vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Special Meeting. In contrast, the proposal to issue shares of Common Stock upon exercise of Series 3 Warrants (Proposal 1) and the proposal to approve an amendment to the 2014 Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 234,200 shares (Proposal 2) are not considered "routine" items and brokers do not have discretionary authority to vote on behalf of clients on such matters.

Required Vote

Proposal 1—Issuance of Shares of Common Stock Upon Exercise of Series 3 Warrants for Purposes of Nasdaq Listing Rule 5635(d)

        With respect to the proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of more than 19.99% of our outstanding common stock upon the exercise of our Series 3 Warrants pursuant to the alternate cashless exercise feature set forth therein, with the right for such potential exercise to occur less than six months following the issuance date of the Series 3 Warrants (Proposal 1), you may vote in favor of the proposal, vote against the proposal or abstain from voting.

        The vote required to approve the proposal is governed by Delaware law, Nasdaq Listing Rules, our COI and our Bylaws and is the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively in person or by proxy at the Special Meeting and entitled to vote. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 1.

Proposal 2—Amendment to the 2014 Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 234,200 shares

        With respect to the proposal to approve an amendment to the 2014 Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 234,200 shares (Proposal 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting.

        The vote required to approve the proposal is governed by Delaware law, Nasdaq Listing Rules, our COI and our Bylaws and is the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively in person or by proxy at the Special Meeting and entitled to vote. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 2.

Proposal 3—Amendment to the COI to decrease the number of authorized shares of Common Stock to 130,000,000 shares

        With respect to the proposal to approve an amendment to the COI to decrease the number of authorized shares of Common Stock to 130,000,000 shares (Proposal 3), you may vote in favor of the proposal, vote against the proposal or abstain from voting.

        The vote required to approve the proposal is governed by Delaware law, our COI and our Bylaws and is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock (on an as converted to Common Stock basis) as of the record date, present in person or represented by proxy at the Special Meeting and entitled to vote, voting together as a single class. As a result, abstentions will have the same practical effect as a vote against Proposal 3. Proposal 3 is also subject to our Board of Directors' authority to abandon such amendment to the COI as set forth elsewhere in this proxy statement.

NO DISSENTERS' RIGHTS

        The corporate action described in this Proxy Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of Common Stock.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The statements in this Proxy Statement that are not historical statements, including statements regarding future capital-raising activities and expected use of proceeds therefrom, our estimates regarding expenses, future revenues, capital requirements, needs for additional financing, our ability to obtain additional financing, our success with regard to any business development initiatives, our ability to recruit or retain key scientific or management personnel or to retain our executive officers, our stock price and ability to meet the continued listing requirements of The Nasdaq Capital Market, and any other statements regarding our future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from the results expressed or implied by the statements. We describe risks and uncertainties that could cause actual results and events to differ materially in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Annual Report.

        Any forward-looking statements should be considered in light of such important factors. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date on which such statement is made.

        All subsequent written and oral forward-looking statements concerning the matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Proxy Statement.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of June 12, 2020 for:

  •
  each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all directors and named executive officers as a group.

        Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants or convertible securities held by such persons that are currently exercisable or convertible or exercisable or convertible within 60 days of June 12, 2020, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Percentage of beneficial ownership is based on (i) 32,198,863 shares of common stock, (ii) 5,524,926 shares of Series A Preferred Stock outstanding (473,565 of common stock on an as converted basis), and (iii) 7,534 shares of Series B-2 Preferred Stock outstanding (1,431,460 of common stock on an as converted basis) as of June 12, 2020. Each share of Series A Preferred Stock is convertible into approximately 0.857 shares of Common Stock; and each share of Series B-2 Preferred Stock is convertible into approximately 190 shares of Common Stock.

        Except as otherwise set forth below, the address of each beneficial owner listed in the table below is c/o Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, California 94105.

	Voting Common Stock		Series A Convertible Participating Preferred Stock
Name and address of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Roy Rogers(1)	1,830,348	5.68%	—	—
Sagard Capital Partners, L.P.(2)	661,065	2.01%	5,524,926	100%
Named executive officers and directors:
James J. Bochnowski(3)	868,874	2.64%	—	—
Lisa A. Conte(4)	563,772	1.72%	—	—
Steven R. King, Ph.D(5)	175,599	*	—	—
Jonathan S. Wolin(6)	114,475	*	—	—
Carol R. Lizak(7)	36,237	*	—	—
Jonathan B. Siegel(8)	154,497	*	—	—
John Micek III(9)	55,813	*	—	—
Greg Divis(10)	47,889	*	—	—
All current executive officers and directors as a group (8 persons)(11)	2,017,172	6.17%	—	—

*
Less than 1%.

(1)
Represents (i) 1,501,181 shares of Common Stock, of which 1,322,610 shares were issued to Rogers Family Trust, UTD 01/21/1981 and 178,571 shares were issued to Roy and Ruth Rogers Unitrust, UTD 09/28/1989 and (ii) 354,167 shares of common stock issuable upon exercise of warrants held by Rogers Family Trust, UTD 01/21/1981. Roy L. Rogers is the trustee of the Rogers Family Trust, UTD 01/21/1981 and Roy and Ruth Rogers Unitrust, UTD 09/28/1989. Such purchase warrants may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Rogers does not exceed 9.99% of the outstanding shares of our common stock. The address for the reporting person is 27927 Briones Way, Los Altos, CA 94022

(2)
As reported on Form 13D/A filed on December 23, 2019. Includes (i) 473,565 shares of Common Stock issuable upon conversion of 5,524,926 shares of Series A Convertible Participating Preferred Stock that are convertible at any time and (ii) Bridge Warrants exercisable into 187,500 shares of Common Stock issuable upon the exercise of the 75% Coverage Warrant held by Sagard, as reported on Schedule 13D/A filed on August 8, 2019. The address for Sagard Capital Partners, L.P. is 280 Park Avenue, 3rd Floor West, New York, NY 10017.

(3)
Represents (i) 181,618 shares of Common Stock, (ii) 107,344 shares of Common Stock issuable to Mr. Bochnowski under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 12, 2020, and (iii) Bridge Warrants exercisable into 579,912 shares of Common Stock. All securities other than stock options are held by the Bochnowski Family Trust. Mr. Bochnowski is a co-trustee and beneficiary of such trust and shares voting and investment control over such shares with his spouse. The weighted average exercise price of the 107,344 stock options is $7.86.

(4)
Represents (i) 32 shares of Common Stock (ii) 526,240 shares of Common Stock issuable to Ms. Conte under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 12, 2020, and (iii) Bridge Warrants exercisable into 37,500 shares of Common Stock. The weighted average exercise price of the 526,240 stock options is $5.38.

(5)
Represents (i) 6 shares of Common Stock and (ii) 175,593 shares of Common Stock issuable to Dr. King under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 12, 2020. The weighted average exercise price of the 175,593 stock options is $5.53.

(6)
Represents 114,475 shares of Common Stock issuable to Mr. Wolin under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 12, 2020. The weighted average exercise price of the 114,475 stock options is $1.58.

(7)
Represents 36,237 shares of Common Stock issuable to Ms. Lizak under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 12, 2020. The weighted average exercise price of the 36,237 stock options is $1.19.

(8)
Represents (i) 13,276 shares of Common Stock, (ii) 81,436 shares of Common Stock issuable to Mr. Siegel under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 12, 2020, and (iii) Bridge Warrants exercisable into 59,785 shares of Common Stock. The weighted average exercise price of the 81,436 stock options is $2.61.

(9)
Represents 55,829 shares of Common Stock issuable to Mr. Micek under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 12, 2020. The weighted average exercise price of the 55,829 stock options is $7.01.

(10)
Represents 47,889 shares of Common Stock issuable to Mr. Divis under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 12, 2020. The weighted average exercise price of the 47,889 stock options is $2.44.

(11)
See footnotes (3) - (10).

 PROPOSAL 1—APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF SHARES OF JAGUAR COMMON STOCK UPON EXERCISE OF SERIES 3 WARRANTS PURSUANT TO THE ALTERNATE CASHLESS EXERCISE FEATURE

        At the Special Meeting, holders of our Common Stock and Series A Preferred Stock will be asked to approve the issuance of more than 19.99% of our outstanding Common Stock upon the exercise of our Series 3 Warrants pursuant to the alternate cashless exercise feature set forth therein, with the right for such potential exercise to occur less than six months following the issuance date of the Series 3 Warrants, for purposes of compliance with Nasdaq Listing Rule 5635(d) and as required by the inducement offer letters entered into with holders of our Series 1 Warrants and Series 2 Warrants (the "Warrant Holders") on May 22, 2020 (such agreements, the "Inducement Letters").

        As a material condition of the financing previously received by the Company in the aggregate gross amount of approximately $4.45 million pursuant to the Inducement Letters (the "Financing"), the Company agreed to submit and recommend this proposal to our stockholders. The Board believes that the Financing and this Proposal are therefore in the best interests of the Company and its stockholders in order to fulfill and meet its contractual commitments made to the Warrant Holders pursuant to the Inducement Letters. Under the Inducement Letters, we agreed to use our commercially reasonable efforts to hold a special meeting of stockholders on or before July 21, 2020 to obtain stockholder approval for the Alternate Cashless Exercise (as described below) ("Stockholder Approval"), with the recommendation of the Board that such proposal be approved. We agreed that we would solicit proxies from our stockholders in connection with such proposal in the same manner as all other management proposals in the proxy statement and that all management-appointed proxyholders would vote their proxies in favor of such proposal. We further agreed to use commercially reasonable efforts to obtain Stockholder Approval. If we do not obtain Stockholder Approval at this first stockholder meeting, we have agreed to call a meeting of stockholders every 90 days thereafter to seek Stockholder Approval until Stockholder Approval is obtained or the Series 3 Warrants are no longer outstanding which could be as long as five years. In addition, the Company is subject to the Standstill (as described below) with respect to the future issuance of equity securities that does not expire until at least 60 days after our receipt of Stockholder Approval.

Background

        On May 22, 2020, we entered into Inducement Letters with the Warrant Holders pursuant to which such holders agreed to immediately exercise for cash (i) their outstanding Series 1 Warrants to purchase 4,342,500 shares of Common Stock, (ii) their outstanding Series 2 Warrants to purchase 3,467,500 shares of Common Stock and (iii) their outstanding warrants (the "Bridge Warrants") to purchase 1,267,102 shares of Common Stock previously issued in private placements by the Company in March through June of 2019 for aggregate exercise proceeds to the Company of approximately $4.45 million (the "Warrant Exercise Transaction"). As an inducement for such exercise, we agreed to issue new Series 3 Warrants to purchase up to 9,077,102 shares of Common Stock (the "Series 3 Warrant Shares") at an exercise price of $0.53 per share, which equaled the "Minimum Price" for Nasdaq purposes. Each Series 3 Warrant is exercisable (i) for cash for one share of Common Stock at an exercise price of $0.53 per share ("Cash Exercise") and (ii) subject to the receipt of Stockholder Approval, for one share of Common Stock for no consideration (the "Alternate Cashless Exercise"). The Series 3 Warrants are exercisable beginning the earlier of (i) six months from the issuance date and (ii) receipt of the requisite Stockholder Approval and ending five years thereafter. The issuance of the Series 3 Warrant Shares pursuant to the Alternate Cashless Exercise and the exercise of the Series 3 Warrants earlier than six months from the issuance date are, in each case, subject to Nasdaq Listing Rule 5635(d).

        Our Board of Directors has determined that the issuance of the Series 3 Warrant Shares through the Alternate Cashless Exercise constitutes fair and reasonable consideration for the Warrant Holders'

and the Company's entry into the Inducement Letters, which provided us with a valuable source of capital for working capital and general corporate purposes.

Stockholder Approval Requirement

        Our Common Stock is listed on the Nasdaq Capital Market under the symbol "JAGX," and we are subject to the Nasdaq listing standards set forth in its Marketplace Rules. Nasdaq Stock Market Rule 5635(d) requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in a transaction other than a public offering at a price less than the "Minimum Price" which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, "Minimum Price" means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. In determining whether multiple issuances should be aggregated for purposes of Nasdaq Listing Rule 5635(d), Nasdaq will consider several factors, including the timing of the issuances.

        Prior to closing the Warrant Exercise Transaction, we had 20,012,299 shares of Common Stock outstanding. Therefore, the issuance of 9,077,102 shares of Common Stock upon exercise of the Series 3 Warrants would have constituted approximately 45.4% of the shares of our Common Stock outstanding prior to giving effect to the Warrant Exercise Transaction. Since the aggregate number of Series 3 Warrant Shares exceeds 19.99% of our outstanding Common Stock, the issuance of the Series 3 Warrant Shares pursuant to the Alternate Cashless Exercise requires stockholder approval under Nasdaq Listing Rule 5635(d). Moreover, pursuant to the terms of the Series 3 Warrants, we are obligated to seek and are therefore seeking stockholder approval of (i) the issuance of the Series 3 Warrant Shares pursuant to the Alternate Cashless Exercise and (ii) the exercise of the Series 3 Warrants prior to November 22, 2020 (i.e., the six-month anniversary of the issuance date of the Series 3 Warrants).

Possible Effects of the Proposal

        If the stockholders do not approve this Proposal 1, then the Series 3 Warrants will be exercisable through Cash Exercise only and only on or after November 22, 2020. Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders. Furthermore, if the stockholders do not approve this Proposal 1, the Company will be obligated to incur additional management reasources and expenses to call and hold a meeting every 90 days thereafter to seek such stockholder approval until the earlier of the date stockholder approval is obtained or the date that the Series 3 Warrants are no longer outstanding. Moreover, under the Inducement Letters, until the 60th day following the later of (i) Stockholder Approval and (ii) the effectiveness of the registration statement covering the resale of the Series 3 Warrant Shares, other than certain limited exceptions, the Company is prohibited from issuing or proposing the issuance of any shares of Common Stock or Common Stock equivalents (the "Standstill").

        If the stockholders approve this Proposal 1, the Series 3 Warrants will be exercisable through the Alternate Cashless Exercise and at any time following receipt of such approval, which could result in substantial dilution to our stockholders. Additionally, the issuance of Common Stock upon the exercise of Series Warrants could result in a transfer of voting power to Warrant Holders from existing stockholders.

Vote Required

        The vote required to approve Proposal 1 is the affirmative vote of the holders of a majority of the votes cast, affirmatively or negatively in person or by proxy at the Special Meeting and entitled to vote, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 1. In accordance with applicable Nasdaq Rules, holders of the 9,077,102 shares of our Common Stock issued upon exercise of the Series 1 Warrants, Series 2 Warrants and Bridge Warrants in the Warrant Exercise Transaction are not entitled to vote such shares on this Proposal 1.

        The board of directors unanimously recommends that the stockholders vote "FOR" Proposal No. 1 to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding Common Stock upon the exercise of our Series 3 Warrants pursuant to the alternate cashless exercise feature set forth therein, with the right for such potential exercise to occur less than six months following the issuance date of the Series 3 Warrants.

 PROPOSAL 2—APPROVAL OF AN AMENDMENT OF THE 2014 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2014 STOCK INCENTIVE PLAN

        At the Special Meeting, holders of our Common Stock and Series A Preferred Stock will be asked to approve an amendment to the 2014 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 234,200 shares, which would be approximately a five percent (5%) increase to the total number of shares of Common Stock currently authorized for issuance under the 2014 Plan.

Background

        On June [    ], 2020, the Board unanimously approved the amendment of the 2014 Plan, subject to approval by the stockholders, to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 234,200 shares. The Board has directed that the proposal to amend the 2014 Plan be submitted to the stockholders for their approval at the Special Meeting. The Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, notably at the senior management level, advisors, consultants, and non-employee directors the opportunity to acquire or increase their proprietary interests in us. The Board has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under the 2014 Plan. Accordingly, the Board has determined that the number of shares available for issuance under the 2014 Plan should be increased so that we may continue our compensation structure and strategy and succession planning process.

        Under the 2014 Plan, stock awards are outstanding for a total of 4,460,804 shares that have been granted to 41 employees, directors and consultants. Thus, the total number of shares currently available for issuance under the 2014 Plan as of June 1, 2020 is 126,299 shares, not including the 234,200 share increase that is the subject of this Proposal 2. If stockholders approve this Proposal 2, the total number of shares available for future stock awards under the 2014 Plan will be 266,819. Of the total number of shares allocated to the 2014 Plan, including the 234,200 share increase that is the subject of this Proposal 2, the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422(b) of the Code, shall not exceed 4,918,215 shares. Based on current forecasts and estimated stock award grant rates, if the increase is not approved, it is anticipated that the 2014 Plan could run out of available shares as soon as the third quarter of 2020.

        Stockholder approval of the amendment of the 2014 Plan is being sought (i) in order for incentive stock options to meet the requirements of the Code, and (ii) in order to meet The Nasdaq Capital Market listing requirements. If the stockholders do not approve the amendment and restatement of the 2014 Plan at the Special Meeting, the amendment of the 2014 Plan will not become effective, and the number of shares authorized for issuance under the 2014 Plan will not be increased by up to 234,200 shares.

        For information with respect to grants to certain executive officers in Fiscal Year 2019 under the 2014 Plan, see page 20 and for information with respect to grants to our non-employee directors, see page 27.

        The material terms of the proposed amendment of the 2014 Plan are summarized below. This summary of the 2014 Plan is not intended to be a complete description of the 2014 Plan. This summary is qualified in its entirety by the actual text of the 2014 Plan to which reference is made. A copy of the 2014 Plan is attached as Exhibit 10.101 to the Annual Report.

Material Terms of the 2014 Plan

        In July 2014, our Board of Directors and our stockholders adopted and approved the 2014 Plan. The 2014 Plan became effective in May 2015. The 2014 Plan provides for the grant of incentive stock options to our Eligible Employees, and for the grant of nonstatutory stock options, restricted stock, and RSUs to Eligible Employees, directors and consultants.

        Authorized Shares.    We originally approved 317 shares of Common Stock for issuance pursuant to the 2014 Plan. Since the adoption of the 2014 Plan, we have unanimously approved the amendment of the 2014 Plan, subject to stockholder approval, to increase the number of shares of our Common Stock authorized for issuance. The 2014 Plan has been amended as follows: (i) April 1, 2016—increased the number of shares of Common Stock authorized for issuance by 1,476 shares from 472 to 1,948; (ii) March 28, 2017—increased the number of shares of Common Stock authorized for issuance by 6,190 shares from 2,215 to 8,405; (iii) August 2, 2017—increased the number of shares of Common Stock authorized for issuance by 4,952 shares from 8,405 to 13,358; (iv) November 29, 2018—increased the number of shares of Common Stock authorized for issuance by up to 50,483 shares from 15,364 to 65,847; and (vi) July 24, 2019—increased the number of shares of Common Stock authorized for issuance by up to 4,330,400 shares from 73,644 to 4,404,004.

        Pursuant to the 2014 Plan, on January 1st of each year, up to an including January 1, 2024, the number of shares allocated to the 2014 Plan automatically increases in an amount equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year (the "Evergreen Provision"). The Board of Directors may act prior to January 1st of any given year, at its discretion, to provide for no increase in shares or to add a lesser number of shares than provided for in the prior sentence. Under the Evergreen Provision, the following shares were allocated to the 2014 Plan: January 1, 2016—154 shares, January 1, 2017—266 shares, January 1, 2018—2,006 shares, January 1, 2019—7,797 shares, and January 1, 2020—286,229 shares.

        If a stock award expires without having been exercised in full, or, with respect to restricted stock and RSUs, a stock award is forfeited, the shares that were subject to those stock awards will become available for future grant or sale under the 2014 Plan (unless the 2014 Plan has terminated). If unvested shares of restricted stock or RSUs are repurchased by the company or are forfeited to the company, such shares will become available for future awards under the 2014 Plan.

        Plan Administration.    The 2014 Plan is administered by the Compensation Committee. If we determine it is desirable to qualify transactions under the 2014 Plan as exempt under Rule 16b-3, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2014 Plan, the committee has the power to administer the 2014 Plan, including but not limited to, the power to interpret the terms of the 2014 Plan and stock awards granted under it, to create, amend and revoke rules relating to the 2014 Plan, including creating sub-plans, and to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise.

        Options.    Both incentive stock options qualifying under Section 422 of the Code and non-statutory stock options may be granted under the 2014 Plan. Of the total number of shares allocated to the 2014 Plan, the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options shall not exceed 8,342,371 shares. The exercise price of options granted under the 2014 Plan must at least be equal to the fair market value of the Common Stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. For nonstatutory stock options the exercise price must equal at least 100% of the fair market value. The committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the committee, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise the vested portion of his or her option for the period of time stated in his or her award agreement, except in the case of an employee terminated for cause (as defined in the 2014 Plan) the option will terminate upon his or her termination from service. Generally, if termination is due to death or disability, the vested portion of the option will remain exercisable for 12 months. In all other cases, the vested portion of the option generally will remain exercisable for three months following the termination of service. An option may not be exercised after expiration of its term. However, if the exercise of an option is prevented by applicable law the exercise period may be extended under certain circumstances. Subject to the provisions of the 2014 Plan, the committee determines the other terms of options.

        Restricted Stock.    Restricted stock awards may be granted under the 2014 Plan. Restricted stock awards are grants of shares of Common Stock that vest in accordance with terms and conditions established by the committee. The committee will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2014 Plan, will determine the terms and conditions of such awards. The committee may impose whatever conditions to vesting it determines to be appropriate (for example, the committee may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the committee provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

        RSUs.    Awards of RSUs may be granted under the 2014 Plan. An RSU is the right to receive a share of Common Stock at a future date. The committee determines the terms and conditions of RSUs, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the committee, in its sole discretion, may accelerate the time at which RSUs will vest.

        Non-Transferability of Awards.    Unless the committee provides otherwise, stock awards issued under the 2014 Plan are not transferrable other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime, although a recipient may designate a beneficiary to exercise an award after death.

        Certain Adjustments.    In the event of certain changes in the capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Plan, the committee will adjust the number and class of shares that may be delivered under the 2014 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2014 Plan. In the event of the proposed liquidation or dissolution, the committee will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

        Merger or Change in Control.    The 2014 Plan provides that in the event of a merger or change in control, as defined under the 2014 Plan, each outstanding award will be treated as the committee determines, including (i) the assumption, continuation or substitution of the stock awards by the successor corporation or its parent or subsidiary, (ii) the acceleration of vesting for any unvested portion of the stock awards, or (iii) the cash-out of the stock awards.

        Amendment; Termination.    The Board has the authority to amend, suspend or terminate the 2014 Plan provided such action does not impair the existing rights of any participant.

Vote Required

        The vote required to approve Proposal 2 is the affirmative vote of the holders of a majority of shares of votes cast, affirmatively or negatively in person or by proxy at the Special Meeting and entitled to vote, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 2.

        The board of directors unanimously recommends that the stockholders vote "FOR" Proposal No. 2 to amend the 2014 Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 234,200 shares.

 PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE COI TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

        At the Special Meeting, holders of our Common Stock and Series A Preferred Stock will be asked to approve an amendment to the COI to decrease the number of authorized shares of Common Stock to 130,000,000 shares (the "Proposed COI Amendment"). The Proposed COI Amendment is set forth on the Certificate of Ninth Amendment to the COI, which is attached hereto as Annex A and is incorporated by reference into this Proxy Statement.

        Even if Proposal 3 is approved at the Special Meeting, the board of directors may determine in its sole discretion not to effect the Proposed COI Amendment. In addition, if the board of directors determines that it is advisable and in the Company's best interests to change the number of authorized shares of our Common Stock other than a reduction to 130,000,000 authorized shares of common Stock, the board of directors would have to approve such amendment to the COI changing the number of authorized shares of our Common Stock and submit such amendment to the stockholders of the Company for approval prior to the Company implementing any such change in the number of authorized shares of our Common Stock. No changes to the COI are being proposed with respect to the number of authorized shares of non-voting common stock or Preferred Stock.

        The board of directors believes that it may be prudent to reduce the number of authorized shares of Common Stock to 130,000,000 shares under specified circumstances such as a future reverse stock split if subsequently required to meet the Nasdaq minimum bid price requirement as to the share price of our Common Stock. The board of directors believes that such a reduction would still allow the Company to maintain an adequate reserve of authorized but unissued shares for future events that would require the issuance of additional shares of Common Stock, such as capital-raising transactions, issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of stock-based consideration. Therefore, the board of directors is seeking approval of an amendment to our COI to reduce our authorized capital stock.

Effects of the Proposed COI Amendment

        The decrease of the number of shares of authorized Common Stock (if it is approved by the Company's stockholders at the Special Meeting) will not change any rights of any holder of our Common Stock as such decrease would only apply to unissued authorized Common Stock. All rights and privileges, including voting rights, of the holders of the issued shares of Common Stock will remain the same.

        The Company's authorized capital stock currently consists of 210,000,000 shares of capital stock, which consists of (i) 150,000,000 shares of Common Stock, $0.0001 par value per share, (ii) 50,000,000 shares of convertible non-voting common stock, $0.0001 par value per share and (iii) 10,000,000 shares of preferred stock, $0.0001 par value per share. The Proposed COI Amendment would decrease the total number of authorized shares of our Common Stock from 150,000,000 shares to 130,000,000 shares. However, the Proposed COI Amendment would not change any of the current rights and privileges of our Common Stock, the par value of the shares of our Common Stock or the number of shares of our Common Stock currently outstanding.

        In addition, the amendment proposed in this Proposal 3 would not be expected to limit our ability to use the remaining number of authorized shares of Common Stock for appropriate future corporate purposes, including equity financing transactions, debt-for-equity refinancing transactions, refinancing transactions with an equity component, acquisitions involving equity consideration and other equity considerations that the board of directors may determine to be in the best interests of the Company and its stockholders from time to time. If the number of authorized shares of Common Stock is reduced in accordance with this Proposal 3, we will have approximately 103 million authorized but unissued shares of Common Stock available for future use, which we believe is a sufficient number of authorized but unissued shares given our currently anticipated needs.

        The proposed decrease in the number of authorized shares of our Common Stock could have adverse effects on us. We will have less flexibility to issue shares of Common Stock, including in connection with a potential merger or acquisition, other strategic transaction or follow-on offering if the number of authorized shares of our Common Stock is reduced. In the event that our board of directors determines that it would be in the best interests of the Company and its stockholders to issue a number of shares of Common Stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized Common Stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders. However, our board of directors believes that these risks are outweighed by the anticipated benefits of reducing the number of authorized shares of our Common Stock.

Required Vote of Stockholders

        The vote required to approve Proposal 3 is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis) as of the Record Date, present in person or represented by proxy at the Special Meeting and entitled to vote, voting together as a single class and entitled to vote. As a result, abstentions will have the same practical effect as a vote against Proposal 3.

Our Board of Directors May Abandon the Proposed COI Amendment

        The General Corporation Law of the State of Delaware permits a board of directors to abandon an amendment to a certificate of incorporation, notwithstanding the approval of same by the stockholders, at any time before the effectiveness of the filing of such amendment to the certificate of incorporation with the Secretary of State of the State of Delaware, if so provided in the resolution authorizing such amendment. Your approval of the Proposed COI Amendment set forth in this Proposal 3 will permit our board of directors to, at any time prior to the effectiveness of the filing of the Proposed COI Amendment with the Secretary of State of the State of Delaware, and notwithstanding the approval of such Proposed COI Amendment by the stockholders of the Company, abandon such amendment without further action by the Company's stockholders.

Effectiveness of the Proposed Amended and Restated Certificate of Incorporation

        If the vote of the Company's stockholders required to approve the Proposed COI Amendment set forth in this Proposal 3 is obtained, and our board of directors does not abandon the Proposed Amended and Restated Certificate of Incorporation, we will file the Proposed COI Amendment with the Secretary of State of the State of Delaware at such time as our board of directors determines in its sole discretion. If the vote of the Company's stockholders required to approve the Proposed COI Amendment set forth in this Proposal 3 is not obtained, the Proposed COI Amendment will not become effective and the number of authorized shares of our Common Stock will remain at 150,000,000 shares of Common Stock.

        Our board of directors unanimously recommends that the stockholders of the Company vote "FOR" the Proposed COI Amendment in this Proposal No. 3.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our Common Stock that may be issued upon the exercise of options, restricted stock units, warrants and rights under all of our existing equity compensation plans as of December 31, 2019.

	Shares Available for Grant	Stock Options Outstanding	RSUs Outstanding	Weighted Average Stock Option Exercise Price
Outstanding at December 31, 2018	2,327	42,059	5,613	$406.36
Additional shares authorized	4,338,197	—	—	—
Options granted	(4,481,764)	4,481,764	—	1.68
Options canceled	621,069	(621,148)	—	5.51

Outstanding at December 31, 2019	479,829	3,902,675	5,613	$5.20

Exercisable at December 31, 2019		904,051		$13.77

Vested and expected to vest at December 31, 2019		3,364,438		$5.69

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table (2019 and 2018)

        The total compensation paid to the Company's Principal Executive Officer and its three highest compensated executive officers other than the Principal Executive Officer, respectively, for services rendered in 2019 and 2018, as applicable, is summarized as follows:

	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	All other compensation ($)(2)	Total ($)
Lisa A. Conte	2019	500,000	—	917,935	15,230	1,433,165
President and Chief Executive	2018	480,000	30,000	490,046	19,014	1,019,060
Officer
Steven R. King, Ph.D.	2019	291,931	—	305,010	31,736	628,677
Chief, Sustainable Supply,	2018	287,045	—	460,001	36,316	783,362
Ethnobotanical Research and Intellectual Property
Jonathan Wolin	2019	270,133	—	88,332	22,930	381,395
Chief of Staff, General Counsel	2018	24,667	—	1,018	—	25,685
and Chief Compliance Officer
Karen S. Wright	2019	206,840	—	130,925	—	337,765
Chief Financial Officer and	2018	280,667	30,000	120,509	—	431,175
Treasurer(3)

Footnotes to Summary Compensation Table

(1)
Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for stock option awards) determined under FASB ASC Topic 718. On June 3, 2019, the Company filed the Certificate of Fifth Amendment to its Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-70 reverse split of the Company's voting common stock, effective June 7, 2019. The reverse split has been retrospectively reflected in the following options held by each executive officer as of December 31, 2019:

a.
Ms. Conte—an aggregate of 1,052,543 shares were granted as follows: 153 shares granted April 1, 2014, 81 shares granted July 2, 2015, 108 shares granted July 7, 2015, 66 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, 303 shares granted September 22, 2016, 16 shares granted December 19, 2016, 272 shares granted December 21, 2017, 3,093 shares granted on March 12, 2018, 6,399 shares granted on June 1, 2018, and 1,042,052 shares granted on July 24, 2019. The weighted average exercise price of all of Ms. Conte's option grants is $6.45. On March 20, 2020, Ms. Conte was granted 227,429 shares at an exercise price of $0.45.

b.
Dr. King—an aggregate of 351,029 shares were granted as follows: 89 shares granted April 1, 2014, 47 shares granted July 2, 2015 which became effective at the annual stockholders' meeting of June 14, 2016, 27 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, 22 shares granted September 22, 2016, 4 shares granted December 19, 2016, 91 shares granted December 21, 2017, 1,265 shares granted on March 12, 2018, 2,133 shares granted on June 1, 2018, and 347,351 shares granted on July 24, 2019. The weighted average exercise price of all of Dr. King's option grants is $6.63. On March 20, 2020, Dr. King was granted 75,810 shares at an exercise price of $0.45.

  c.
  Mr. Wolin—an aggregate of 305,442 shares were granted as follows: 1,429 shares granted November 28, 2019, 260,513 shares granted on July 24, 2019, and 41,500 shares granted on September 5, 2019. The weighted average exercise price of all of Mr. Wolin's options grants is $1.79. On March 20, 2020, Mr. Wolin was granted 56,857 shares at an exercise price of $0.45.

  d.
  Ms. Wright—an aggregate of 306,286 shares were granted as follows: 19 shares granted November 23, 2015, 4 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, 99 shares granted September 22, 2016, 3 shares granted December 19, 2016, 52 shares granted on December 21, 2017, 951 shares granted on March 12, 2018, 1,226 shares granted on June 1, 2018, and 303,932 shares granted on July 24, 2019. The weighted average exercise price of all of Ms. Wright's option grants is $4.91. Ms. Wright resigned from the Board on August 9, 2019, and as a result, all outstanding options held by Ms. Wright expired on November 8, 2019.

  e.
  All of the April 1, 2014 option grants vested 25% on January 1, 2015 (nine months from grant date), with the remainder vesting equally over the following 27 months such that the options are vested in full on April 1, 2017. Ms. Wright's November 23, 2015 option vested 25% on September 9, 2016, with the remainder vesting equally over the following 27 months such that the option is vested in full on November 9, 2018. All of the July 2, 2015 options were granted contingent upon approval of the Company's stockholders at the June 14, 2016 annual stockholders' meeting and vest 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 2, 2018. Ms. Conte's July 7, 2015 option was likewise granted contingent upon approval of the Company's stockholders at the June 14, 2016 annual stockholders' meeting and vests 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 7, 2018. All of the options granted on April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, September 22, 2016, December 19, 2016 vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on December 19, 2019. All of the December 21, 2017 options grants vested in full as of March 31, 2018 if the option holder was an employee on that date. All of the March 12, 2018 options grants vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on March 12, 2021. All of the June 1, 2018 options grants vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on June 1, 2021. All of the July 24, 2019 option grants vest 1/36th per month over thirty-six months with additional vesting credited to an employee at a rate of 1/36 for every year of service at time of grant. The options will vest in full on July 23, 2022.

(2)
Amounts shown in this column reflect incremental health insurance premiums paid for such executive's family members.

(3)
Ms. Wright served as Chief Financial Officer and Treasurer from December 15, 2015 until August 9, 2019.

Narrative to Summary Compensation Table

        Understanding our history is key to the understanding of our compensation structure for 2018 and 2019. After our initial public offering closed on May 18, 2015, the executive officers of privately-held Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.) became our named executive officers.

Base Salary

        On July 2, 2015, the Compensation Committee increased Ms. Conte's annual base salary from $400,000 to $440,000 and Dr. King's annual base salary from $255,000 to $280,500. The pay increases were effective June 15, 2015. On December 15, 2015, the Company's board of directors appointed Karen S. Wright as the Company's new Chief Financial Officer. Ms. Wright's annual base salary is $240,000. On April 12, 2018, the Compensation Committee increased Ms. Conte's annual base salary from $440,000 to $500,000, Dr. King's annual base salary from $280,500 to $290,317, and Ms. Wright's annual base salary from $240,000 to $301,000, all effective May 31, 2018. On November 1, 2019, Dr. King's annual base salary was increased from $290,317 to $300,000. On September 6, 2019, we entered into a promotion letter with Mr. Wolin, pursuant to which his base salary was increased to $280,800, effective September 1, 2019. His annual base salary was increased to $300,000 and $309,000 effective November 1, 2019 and April 1, 2020, respectively.

Bonuses

        We paid a one-time performance-based cash bonus of $30,000 to both Ms. Conte and Ms. Wright in 2018.

Equity Compensation

        Ms. Conte and Dr. King received stock option grants at the time they were hired by privately-held Jaguar Animal Health, Inc. Such options generally vest over time, with 25% of the options vesting after nine months of employment and monthly vesting thereafter with full vesting after three years. Ms. Wright and Mr. Wolin received stock option grants with a similar vesting schedule at the time they were hired by us. The board of directors periodically grants additional options to the current named executive officers that typically vest ratably over a three-year period.

        All stock options and RSUs issued to our current named executive officers vest and become exercisable upon a change in control.

 Outstanding Equity Awards at 2019 Fiscal Year End

        The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.

		Number of Securities Underlying Unexercised Options
	Options Vesting Commencement Date
					Option exercise price	Stock Option expiration date
		Exercisable	Unexercisable
Lisa A. Conte	4/1/2014	153	—	(1)	$1,659.00	4/1/2024
	7/2/2015	81	—	(2)	$5,344.50	7/2/2025
	7/7/2015	108	—	(3)	$5,082.00	7/7/2025
	4/1/2016	66	—	(4)	$1,659.00	4/1/2026
	9/22/2016	303	—	(5)	$1,312.50	9/22/2026
	12/19/2016	16	—	(6)	$777.00	12/19/2026
	12/21/2017	272	—	(7)	$129.57	12/21/2027
	3/12/2018	2,663	430	(8)	$588.00	3/12/2028
	6/1/2018	4,088	2,311	(9)	$190.86	6/1/2028
	7/24/2019	347,350	694,702	(10)	$1.73	7/24/2019
Steven R. King, Ph.D.	4/1/2014	89	—	(1)	$2,661.75	4/1/2024
	7/2/2015	47	—	(2)	$5,344.51	7/2/2025
	4/1/2016	27	—	(4)	$1,659.00	4/1/2026
	9/22/2016	22	—	(5)	$1,312.50	9/22/2026
	12/19/2016	4	—	(6)	$11.10	12/19/2026
	12/21/2017	91	—	(7)	$129.57	12/21/2027
	3/12/2018	1,089	176	(8)	$588.00	3/12/2028
	6/1/2018	1,362	771	(9)	$190.86	6/1/2028
	7/24/2019	115,783	231,568	(10)	$1.73	7/24/2019
Jonathan Wolin	11/28/2018	595	834		$30.80	11/28/2018
	7/24/2019	57,891	202,622	(10)	$1.73	7/24/2019
	9/5/2019	7,250	36,250		$1.20	9/5/2019
Karen S. Wright	11/9/2015	0	—	(11)	$30.60	11/23/2025
	4/1/2016	0	—	(11)	$23.70	4/1/2026
	9/22/2016	0	—	(11)	$18.75	9/22/2026
	12/19/2016	0	—	(11)	$11.10	12/19/2026
	12/21/2017	0	—	(11)	$1.85	12/21/2027
	3/12/2018	0	—	(11)	$8.40	3/12/2028
	6/1/2018	0	—	(11)	$2.73	6/1/2028
	7/24/2019	—	—	(11)	$1.73	7/24/2019

(1)
On January 1, 2015, 25% of each of such named executive officer's shares vested and became exercisable. The remainder of the shares were vested in approximately equal monthly installments through April 1, 2017, subject to continued service with us through each relevant vesting date.

(2)
The shares were granted on July 2, 2015 contingent upon the approval of the stockholders at the June 14, 2016 annual stockholders' meeting and vest 1/36th per month beginning one month after grant date, with the remainder vested equally over the following 35 months such that the option was fully vested on July 2, 2018, subject to continued service with us through each relevant vesting date.

(3)
The shares were granted on July 7, 2015 contingent upon the approval of the stockholders at the June 14, 2016 annual stockholders' meeting and vested 1/36th per month beginning one month after grant date, with the remainder vested equally over the following 35 months such that the option was fully vested on July 7, 2018, subject to continued service with us through each relevant vesting date.

(4)
The options were granted on April 1, 2016, which became effective at the annual stockholders' meeting of June 14, 2016, and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on April 1, 2019, subject to continued service with us through each relevant vesting date.

(5)
The options were granted on September 22, 2016 and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on September 22, 2019, subject to continued service with us through each relevant vesting date.

(6)
The options were granted on December 19, 2016 and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on December 19, 2019, subject to continued service with us through each relevant vesting date.

(7)
The options were granted on December 21, 2017 and vest 100% on March 31, 2018 if the officer is an employee as of such date.

(8)
The options were granted on March 12, 2018 and vest 1/36th per month over thirty-six months such that the option is vested in full on March 12, 2021, subject to continued service with us through each relevant vesting date.

(9)
The options were granted on June 1, 2018 and vest 1/36th per month over thirty-six months such that the option is vested in full on June 12, 2021, subject to continued service with us through each relevant vesting date.

(10)
The options that were granted on July 24, 2019 vest 1/36th per month over thirty-six months with additional vesting credited to an employee at a rate of 1/36 for every year of service at time of grant. The option will vest in full on July 23, 2022.

(11)
Ms. Wright did not exercise her vested options between her resignation on August 9, 2019 and 90 days hence. Therefore, her vested options forfeited on November 8, 2019 and her unvested options forfeited on the day of her resignation.

Executive Employment Agreements

Lisa A. Conte

        In March 2014, we entered into an offer letter with Ms. Conte to serve as our Chief Executive Officer, effective March 1, 2014, in an at-will capacity. Under this offer letter, Ms. Conte's annual base salary is $400,000, she is eligible for an annual target bonus of 30% of her base salary. Effective June 15, 2015, our board of directors has reviewed the terms of Ms. Conte's employment arrangement in connection with its annual compensation review, and has adjusted Ms. Conte's base salary to $440,000. Ms. Conte is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans. Effective May 1, 2018, the Compensation Committee adjusted Ms. Conte's base salary to $500,000.

        In April 2014, Ms. Conte was granted a stock option to purchase 153 shares of Common Stock at an exercise price of $2,661.75 per share. The option has a 10-year term and vests as follows: 25% vested on January 1, 2015, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option was vested in full on April 1, 2017. On June 2, 2014, Ms. Conte was granted 255 RSUs, or RSUs. Fifty percent of the shares of Common Stock underlying the RSUs vested and were issued on January 1, 2016, and the remaining 50% will vest and be issuable on July 1,

2017 pursuant to the terms of the RSU agreement. In the event of a change in control, as defined in the Jaguar Health, Inc. 2013 Equity Incentive Plan (the "2013 Plan"), the vesting of all outstanding awards granted to Ms. Conte under the 2013 Plan will accelerate if Ms. Conte's service with us is terminated without cause within twelve months of the change in control.

        In June 2016, Ms. Conte was granted a stock option to purchase 19 shares of Common Stock at an exercise price of $7,035 per share. The option has a 10-year term and vests as follows: 81% vested January 14, 2018, 19 months after the grant date, with the remainder vesting equally over the next 7 months such that the option was vested in full on June 13, 2019. In the event of a change in control, as defined in the Jaguar Health, Inc. 2014 Equity Incentive Plan (the "2014 Plan"), the vesting of all outstanding awards granted to Ms. Conte under the 2014 Plan will accelerate if Ms. Conte's service with us is terminated without cause within twelve months of the change in control.

Steven R. King, Ph.D.

        In February 2014, we entered into an offer letter with Dr. King to serve as our Executive Vice President, Sustainable Supply, Ethnobotanical Research and Intellectual Property, effective March 1, 2014, in an at-will capacity. Under the offer letter, Dr. King's annual base salary is $255,000, he is eligible for an annual target bonus of 30% of his base salary, and he is eligible to participate in the employee benefit plans we offer to our other employees. Effective June 15, 2015, our board of directors has reviewed the terms of Dr. King's employment arrangement in connection with its annual compensation review, and has adjusted Dr. King's base salary to $280,500. Dr. King is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans. Effective May 1, 2018, the Compensation Committee adjusted Dr. King's base salary to $290,317. On November 1, 2019, Dr. King's annual base salary was increased from $290,317 to $300,000.

        In April 2014, Dr. King was granted a stock option to purchase 93,556 shares of Common Stock at an exercise price of $2.54 per share. The option has a 10-year term and vests as follows: 25% vested on January 1, 2015, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option was vested in full on April 1, 2017. In June 2014, Dr. King was granted 10,395 RSUs. Fifty percent of the shares of Common Stock underlying the RSUs vested and were issued on January 1, 2016, and the remaining 50% will vest and be issuable on July 1, 2017 pursuant to the terms of the RSU agreement. In the event of a change in control, as defined in the 2013 Plan, the vesting of all outstanding awards granted to Dr. King under the 2013 Plan will accelerate if Dr. King's service with us is terminated without cause within twelve months of the change in control.

        In June 2016, Dr. King was granted a stock option to purchase 27 shares of Common Stock at an exercise price of $1,659 per share. The option has a 10-year term and vests as follows: 81% vested January 14, 2018, 19 months after the grant date, with the remainder vesting equally over the next 7 months such that the option was vested in full on June 13, 2019. In the event of a change in control, as defined in the Jaguar Health, Inc. 2014 Equity Incentive Plan (the "2014 Plan"), the vesting of all outstanding awards granted to Dr. King under the 2014 Plan will accelerate if Dr. King's service with us is terminated without cause within twelve months of the change in control.

Jonathan S. Wolin

        In November 2018, we entered into an offer letter with Mr. Wolin to serve as our Chief Compliance Officer, effective November 28, 2018, in an at will capacity. Under the offer letter Mr. Wolin's annual base salary is $260,000, he is eligible to receive an annual target bonus of 40% of his base salary, and he is eligible to participate in the employee benefit plans we offer to our other employees. On September 6, 2019, we entered into a promotion letter with Mr. Wolin, pursuant to which his base salary was increased to $280,800, effective September 1, 2019. His annual base salary was increased to $300,000 and $309,000 effective November 1, 2019 and April 1, 2020, respectively.

        In November 2018, Mr. Wolin was granted a stock option to purchase 1,429 shares of Common Stock at an exercise price of $30.80 per share. The options have a 10 year term and vests as follows: 25% vested on August 28, 2019, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option will vest in full in November 2021. In the event of a change in control, as defined under the 2014 Plan, the vesting of all outstanding awards granted to Mr. Wolin under the 2014 Plan will accelerate if Mr. Wolin's service with us is terminated without cause within twelve months of the change in control.

Karen S. Wright

        In October 2015, we entered into an offer letter with Ms. Wright to serve as our Executive Vice President, Finance, effective November 9, 2015, in an at-will capacity. On December 15, 2015 the board of directors approved Ms. Wright's appointment to serve as our Chief Finance Officer. Under the offer letter, Ms. Wright's annual base salary is $240,000, she is eligible for an annual target bonus of 25% of her base salary, and she is eligible to participate in the employee benefit plans we offer to our other employees. Effective May 1, 2018, the Compensation Committee adjusted Ms. Wright's base salary to $301,000.

        In November 2015, Ms. Wright was granted a stock option to purchase 19 shares of Common Stock at an exercise price of $2,142 per share. The option has a 10-year term and vests as follows: 25% vested on August 9, 2016, 9 months after the hire date, with the remainder vesting equally over the next 27 months such that the option is vested in full on November 9, 2018. On August 9, 2019, Ms. Wright resigned as Chief Financial Officer and Treasurer of the Company.

        In June 2016, Ms. Wright was granted a stock option to purchase 4 shares of Common Stock at an exercise price of $1,659 per share. The option has a 10-year term and vests as follows: 81% vested January 14, 2018, 19 months after the grant date, with the remainder vesting equally over the next 7 months such that the option was vested in full on June 13, 2019. In the event of a change in control, as defined in the Jaguar Health, Inc. 2014 Equity Incentive Plan (the "2014 Plan"), the vesting of all outstanding awards granted to Ms. Wright under the 2014 Plan will accelerate if Ms. Wright's service with us is terminated without cause within twelve months of the change in control.

Compensation of Directors

        The following table summarizes the total compensation earned in 2018 and 2019 for the Company's non-management directors. Ms. Conte receives no additional compensation for her service as a director. Messrs. Johnson and Siegel did not join the board of directors until March 2018, and Messrs. Divis and MacNaughtan did not join the board of directors until June 2018, and therefore, did not receive any compensation for 2018. Messrs. Johnson and MacNaughtan resigned from the Board effective February 21, 2020.

	Year	Fees Earned or Paid in Cash ($)	Option awards ($)(6)	Total ($)
James J. Bochnowski	2019	—	280,373	280,373
	2018	—	160,622	160,622
Folkert W. Kamphuis(1)	2019	—	—	—
	2018	—	109,931	109,931
Jiahao Qui	2019	—	—	—
	2018	—	18,065	18,065
Zhi Yang(2)	2019	—	—	—
	2018	—	18,065	18,065
John Micek III	2019	—	148,938	148,938
	2018	—	108,760	108,760
Ari Azhir(3)	2019	—	—	—
	2018	—	30,327	30,327
Jeffery C. Johnson(4)	2019	—	76,580	76,580
	2018	—	29,286	29,286
Greg J. Divis	2019	—	69,858	69,858
	2018	—	15,223	15,223
Jonathan B. Siegel	2019	—	101,012	101,012
	2018	—	29,286	29,286
Murray David MacNaughtan(5)	2019	—	69,858	69,858
	2018	—	15,223	15,223

Footnote to Compensation of Directors Table

(1)
Mr. Kamphuis's 3-year term on the board of directors ended effective May 18, 2018.

(2)
Dr. Yang's 3-year term on the board of directors ended effective May 18, 2018.

(3)
Dr. Azhir resigned from the board of directors effective March 29, 2018.

(4)
Mr. Johnson resigned from the board of directors effective February 21, 2020.

(5)
Mr. MacNaughtan resigned from the board of directors effective February 21, 2020.

(6)
Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for stock option awards) determined under FASB ASC Topic 718. The aggregate number of options held by each non-management director officer as of December 31, 2019 was as follows: Mr. Bochnowski holds an aggregate of 213,184 options (38 options granted in fiscal year 2014, 19 options granted in fiscal year 2015, 98 options granted in fiscal year 2016, 4,619 options granted in fiscal year 2018 and 208,410 options granted in fiscal year 2019). Mr. Bochnowski was granted 45,486 options in March 2020; Mr. Kamphuis holds an aggregate of 889 options (48 options granted in fiscal year 2015; 82 options granted in fiscal year 2016 and 759 options granted in fiscal year 2018); Mr. Qui holds an aggregate of 197 options (10 options granted in fiscal year 2015; 2 options granted in fiscal year 2016 and 185 options granted in fiscal year 2015); Dr. Yang holds no outstanding options. Mr. Micek III holds an aggregate of 124,324 options (102 options granted fiscal year 2016, 2,649 options granted fiscal year 2018 and 121,573 options granted in fiscal year 2019). Mr. Micek was granted 26,533 options in March 2020.; Mr. Azhir holds an aggregate of 654 options (93 options granted fiscal year 2016 and 561 options granted fiscal year 2018); Mr. Johnson holds an aggregate of 123,071 options (1,498 options granted fiscal year 2018 and 121,573 options granted in fiscal year 2019); Mr. Divis holds an aggregate of 123,071 options (1,498 options granted fiscal year 2018 and 121,573 options granted in fiscal year 2019). Mr. Divis was granted 26,533 options in March 2020.; Mr. Siegel holds an aggregate of 209,908 options (1,498 options granted fiscal year 2018 and 208,410 options granted in fiscal year 2019), Mr. Siegel was granted 45,486 options in March 2020.; and Mr. MacNaughtan holds an aggregate of 123,071 options (1,498 options granted fiscal year 2018 and 121,573 options granted in fiscal year 2019).

 STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

        In accordance with SEC Rule 14a-8, in order for stockholder proposals intended to be presented at the 2021 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement for such meeting, they must be received by us at our executive offices in San Francisco, California, before December 4, 2020. The board of directors has not determined the date of the 2021 Annual Meeting of the Company's Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of the 2020 Annual Meeting of Stockholders.

        Stockholder proposals (including recommendations of nominees for election to the board of directors) intended to be presented at the 2021 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to SEC Rule 14a-8, must be received in writing at our principal executive office no earlier than January 15, 2021 and no later February 14, 2021, in accordance with our bylaws. If the date of the 2021 Annual Meeting of Stockholders is scheduled for a date more than 30 days before or more than 60 days after May 15, 2020, then such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2021 Annual Meeting or the 10th day following the day on which public disclosure of the date of the 2021 Annual Meeting of Stockholders is first made, as set forth in our bylaws.

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

        A copy of our Annual Report, which includes certain financial information about the Company, is being provided with this Proxy Statement. Copies of our Annual Report (exclusive of exhibits and documents incorporated by reference) may be obtained for free by directing written requests to: Jaguar Health, Inc., Attention: Jonathan S. Wolin, 201 Mission Street, Suite 2375, San Francisco, CA 94105 (415.371.8300 phone). Copies of exhibits and basic documents filed with the Annual Report or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report over the Internet at the SEC's website, www.sec.gov, or at https://jaguarhealth.gcs-web.com/financial-information/annual-reports.

LIST OF THE COMPANY'S STOCKHOLDERS

        A list of our stockholders as of June 12, 2020, the Record Date, will be available for inspection at our corporate headquarters during normal business hours during the 10-day period prior to the Special Meeting. The list of stockholders will also be available for such examination at the Special Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

        Unless contrary instructions are received, we may send a single copy of the Proxy Statement, Notice of Special Meeting, the Annual Report and the Q1 Quarterly Report to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as "householding" and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

        If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

  1.
  If your shares are registered in your own name, please contact our transfer agent by writing to them at American Stock Transfer & Trust Company, LLC, 6201 15th Ave., Brooklyn, NY 11219 (Attn: Jaguar Health, Inc. Representative), calling 1-800-937-5449, or emailing help@astfinancial.com.

  2.
  If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

 OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING

        Our board of directors knows of no matters other than those referred to in the accompanying Notice of Special Meeting of Stockholders which may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and voting at the Special Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors.

Lisa A. Conte Chief Executive Officer & President

San Francisco, California
June [    ], 2020

 ANNEX A

CERTIFICATE OF NINTH AMENDMENT TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
JAGUAR HEALTH, INC.

        Jaguar Health, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

          1.     The name of the Corporation is Jaguar Health, Inc.. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 6, 2013, under the name Jaguar Animal Health, Inc.

          2.     This Certificate of Ninth Amendment to the Third Amended and Restated Certificate of Incorporation was duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company's Third Amended and Restated Certificate of Incorporation.

          3.     The amendment to the existing Third Amended and Restated Certificate of Incorporation being effected hereby is as follows:

            a.     Delete the first paragraph of Article IV in its entirety and substitute in its place the following:

        "The total number of shares of stock that the Corporation shall have authority to issue is One Hundred Ninety Million (190,000,000) shares, consisting of (i) One Hundred Thirty Million (130,000,000) shares of common stock, $0.0001 par value per share ("Common Stock"), (ii) Fifty Million (50,000,000) shares of convertible non-voting common stock, $0.0001 par value per share ("Non-Voting Common Stock"), and (iii) Ten Million (10,000,000) shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock")."

          4.     This Certificate of Ninth Amendment to the Third Amended and Restated Certificate of Incorporation shall be effective immediately upon filing with the Delaware Secretary of State.

****

A-1

        IN WITNESS WHEREOF, Jaguar Health, Inc. has caused this Certificate of Ninth Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by [                ], its [                ], this [    •    ] day of [    •    ], 2020.

JAGUAR HEALTH, INC. A Delaware corporation
By:
Name:
Title:

A-2

SPECIAL MEETING OF SHAREHOLDERS OF JAGUAR HEALTH, July 21, 2020 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030030300000001000 7 072120 Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding common stock upon the exercise of our Series 3 Warrants, with the right for such potential exercise to occur less than six months following the issuance date of the Series 3 Warrants. 2. Approve an amendment to the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of common stock authorized for issuance under the 2014 Plan by 140,520 shares; and 3. Approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “COI”), to decrease the number of authorized shares of Common Stock to 130,000,000 shares. 4. Such other business as properly may come before the Special Meeting or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of ShareholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at https://jaguarhealth.gcs-web.com/financial-information/annual-reports COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

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GENERAL INFORMATION ABOUT VOTING
NO DISSENTERS' RIGHTS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF SHARES OF JAGUAR COMMON STOCK UPON EXERCISE OF SERIES 3 WARRANTS PURSUANT TO THE ALTERNATE CASHLESS EXERCISE FEATURE
PROPOSAL 2—APPROVAL OF AN AMENDMENT OF THE 2014 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2014 STOCK INCENTIVE PLAN
PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE COI TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table (2019 and 2018)
Outstanding Equity Awards at 2019 Fiscal Year End
Compensation of Directors
STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING
AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K
LIST OF THE COMPANY'S STOCKHOLDERS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING
  ANNEX A
CERTIFICATE OF NINTH AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JAGUAR HEALTH, INC.